Exhibit 10.1

SIMON PROPERTY GROUP, L.P.

2019 STOCK INCENTIVE PLAN

SIMON PROPERTY GROUP, L.P.

2019 STOCK INCENTIVE PLAN

4.3	Terms of Awards	13

4.4	Change of Control	14

4.5	Deferred Delivery; Reinvestment of Dividends	14

	ARTICLE 5
MISCELLANEOUS		14

5.1	Amendment of the Plan; Modification of Awards	14

5.2	Restrictions	15

5.3	Nontransferability	15

5.4	Withholding Taxes	15

5.5	Adjustments Upon Changes in Capitalization	17

5.6	Right of Discharge Reserved	17

5.7	No Rights as a Stockholder	17

5.8	Nature of Payments	17

5.9	Non-Uniform Determinations	18

5.10	Other Payments or Awards	18

5.11	Change of Control	18

5.12	Section Headings	21

5.13	Effective Date and Duration of the Plan	21

5.14	Governing Law	21

5.15	Repricing of Options	21

5.16	Exception to Certain Limitations	22

5.17	Code Section 409A	22

5.18	Rule 16b-3	22

5.19	Forfeiture and Compensation Recovery	23

SIMON PROPERTY GROUP, L.P.
2019 STOCK INCENTIVE PLAN

ARTICLE 1
GENERAL

1.1                               Purpose.  The purpose of this 2019 Stock Incentive Plan (the “Plan”) is to provide for certain key personnel (as defined in Section 1.3) of Simon Property Group, L.P. (the “Partnership”) and certain of its Affiliates (as defined in Section 1.6) an equity-based incentive to maintain and enhance the performance and profitability of the Partnership and Simon Property Group, Inc. (the “Company”).

1.2                               Administration.

(a)                                 The Partnership, acting through the Company as its general partner (the “General Partner”), hereby appoints the Compensation Committee of the Board of Directors of the Company (the “Committee”) as administrator of the Plan.  A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee.  The members of the Committee shall be appointed by and may be changed at any time and from time to time in the discretion of, the Partnership, by action of its General Partner.

(b)                                 The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Plan agreements executed pursuant to the Plan, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make any determination necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

(c)                                  The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive and binding on all recipients of awards made under this Plan.

(d)                                 The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or another executive officer of the Company, in each case, as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or another executive officer of the Company with regard to (i) the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or (ii) decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

(e)                                  No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

1.3                               Persons Eligible for Awards.

Awards under Articles 2 and 3 of the Plan may be made to such officers, employee-directors, Eligible Directors (as defined in Section 1.6), executive, managerial, professional or other employees, advisors and consultants (“key personnel”) of the Partnership or its Affiliates, other than Herbert Simon, as the Committee shall from time to time in its sole discretion select.  Eligible Directors may also receive awards as provided in Article 4 of the Plan.

1.4                               Types of Awards Under Plan.

(a)                                 Awards may be made under the Plan in the form of (i) stock options (“options”), (ii) stock appreciation rights related to an option (“related stock appreciation rights”), (iii) stock appreciation rights not related to any option (“unrelated stock appreciation rights”), (iv) restricted stock awards, (v) restricted stock units, (vi) common stock awards and (vii) performance awards, including LTIP Units (as defined in Section 1.6), all as more fully set forth herein.

(b)                                 Options granted under the Plan may be either (i) “nonqualified” stock options subject to the provisions of section 83 of the Internal Revenue Code of 1986, as amended (the “Code”) or (ii) options intended to qualify for incentive stock option treatment described in Code section 422.

(c)                                  All options when granted are intended to be nonqualified stock options, unless the applicable Plan agreement explicitly states that the option is intended to be an incentive stock option.  If an option is intended to be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion) shall be regarded as a nonqualified stock option appropriately granted under the Plan provided that such option (or portion) otherwise meets the Plan’s requirements relating to nonqualified stock options.

1.5                               Shares Available for Awards.

(a)                                 Maximum Shares Available.  Subject to Section 1.5(b) and Section 5.5 (relating to adjustments upon changes in capitalization), the aggregate number of shares of Common Stock (as defined in Section 1.6) which may be delivered under the Plan pursuant to awards hereunder shall not exceed 8,000,000 shares.  In determining the number of shares of Common Stock to be counted against this share reserve in connection with any award, the following rules shall apply:

(1)                                 Where the number of shares subject to an award is variable on the date of grant, the number of shares to be counted against the share reserve prior to the settlement of the award shall be the maximum number of shares that could be received under that particular award.

(2)                                 Where two or more types of awards are granted to a grantee in tandem with each other, such that the exercise of one type of award with respect to a number of shares cancels at least an equal number of shares of the other, the number of shares to be counted against the share reserve shall be the largest number that would be counted against the share reserve under either of the awards.

(3)                                 Substitute Awards shall not be counted against the share reserve, nor shall they reduce the shares authorized for grant to a Participant in any calendar year.

(4)                                 For purposes of these rules, with respect to awards that are made in the form of Units (as defined in Section 1.6) or that are convertible into Units, each Unit subject to such award shall be treated as one share of Common Stock.

(b)                                 Effect of Forfeiture and Other Actions.  Any shares of Common Stock or Units subject to an award granted under this Plan or the Prior Plan that is forfeited or expires or is settled for cash shall, to the extent of such forfeiture, expiration or cash settlement, again become available for awards under this Plan, and correspondingly increase the total number of shares of Common Stock available for grant and issuance under Section 1.5(a).  The following shares of Common Stock or Units shall not, however, again become available for awards or increase the number of shares available for grant under Section 1.5(a):  (i) shares of Common Stock tendered by the grantee or withheld in payment of the purchase price of a stock option issued under this Plan or the Prior Plan, (ii) shares of Common Stock or Units tendered by the grantee or withheld to satisfy any tax withholding obligation with respect to an award under this Plan or the Prior Plan, (iii) shares of Common Stock repurchased by the Company with proceeds received from the exercise of an option issued under this Plan or the Prior Plan, and (iv) shares of Common Stock subject to a stock appreciation right issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that stock appreciation right upon its exercise.

(c)                                  Source of Shares.  Shares of Common Stock that shall be subject to issuance pursuant to the Plan shall be authorized and unissued or treasury shares of Common Stock.

(d)                                 Effect of Plans Operated by Acquired Companies.  If a company acquired by the Partnership or any Affiliate or with which the Partnership or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan.  Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to eligible award recipients who were not employees of the Partnership or any Affiliate or Eligible Directors prior to such acquisition or combination.

1.6                               Definitions of Certain Terms.

(a)                                 “Affiliate” means any entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Partnership, as determined by the Committee in its sole and absolute discretion; provided, however, that the Company and Affiliates of the Company shall be considered Affiliates of the Partnership.

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  “Change of Control” shall have the meaning set forth in Section 5.11(d).

(d)                                 “Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company as constituted on the effective date of this Plan, all rights which may hereafter trade with such shares of common stock, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

(e)                                  “Eligible Director” means a director of the Company who is not an employee of the Partnership or any of its Affiliates.

(f)                                   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g)                                  “Fair market value” of a share of Common Stock or a Unit as of any date shall be the closing price of a share of Common Stock as reported on the New York Stock Exchange for the date of grant if shares of Common Stock are then trading upon such exchange, or if no sale of Common Stock occurred on that date, on the next preceding date on which a sale occurred, or if the Common Stock is not trading on the New York Stock Exchange, then the closing price of a share of Common Stock as reported by such other stock exchange on which shares of the Common Stock are principally trading, on such date.  In no event shall the fair market value of any share be less than its par value.

(h)                                 “LTIP Units” mean long-term incentive plan interests in the Partnership created under the Partnership Agreement which, under certain conditions, are convertible into Units.

(i)                                     “Partnership Agreement” means the Eighth Amended and Restated Agreement of Limited Partnership Agreement of the Partnership, as amended or restated from time to time hereafter, including any certificates of designation establishing the powers, preferences, economic rights and conditions to vesting of a series of LTIP Units.

(j)                                    “Performance Cycle” means the period of time established by the Committee in its sole and absolute discretion within which Performance Goals are required to be attained or satisfied.

(k)                                 “Performance Goals” mean the performance goals established by the Committee with respect to the Company, the Partnership or any Affiliates, in the Committee’s sole and absolute discretion.  Without limiting the foregoing, (i) the Performance Goals may be based on any one or any combination of specified business criteria including, but not limited to:  (A) earnings per share; (B) return on equity; (C) return on assets; (D) market value per share; (E) funds from operations; (F) return to stockholders (including dividends); (G) revenues; (H) cash flow; (I) cost reduction goals; (J) implementation or completion of critical activities, including achieving goals set for development, leasing and marketing activities; (K) return on capital deployed; (L) debt, credit or other leverage measures or ratios; (M) improvement in cash flow; (N) net operating income; and (O) such other criteria as may be determined by the Committee in its sole and absolute discretion; and (ii) the Performance Goals with respect to those business criteria may be determined on a corporate, regional, departmental or divisional basis and may be expressed in absolute terms or by reference to an identified variable standard or by reference to comparative performance of an identified group of businesses.

(l)                                     “Prior Plan” means the Simon Property Group, L.P. Amended and Restated 1998 Stock Incentive Plan.

(m)                             “Substitute Award” means an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock.

(n)                                 “Units” means units of limited partnership interests of the Partnership as defined in the Partnership Agreement which are exchangeable for shares of Common Stock on a one-for-one basis or cash as selected by the General Partner.

1.7                               Agreements Evidencing Awards.

(a)                                 Awards granted under the Plan shall be evidenced by written or electronic agreements.  Any such agreements shall (i) contain such provisions not inconsistent with the terms of the Plan as the Committee may in its sole and absolute discretion deem necessary or desirable and (ii) be referred to herein as “Plan agreements.”

(b)                                 Each Plan agreement shall set forth the number of shares of Common Stock, LTIP Units or Units subject to the award granted thereby.

(c)                                  Each Plan agreement with respect to the granting of a related stock appreciation right shall set forth the number of shares of Common Stock subject to the related option which shall also be subject to the related stock appreciation right granted thereby.

(d)                                 Each Plan agreement with respect to the granting of an option shall set forth the amount (the “option exercise price”) payable by the grantee in connection with the exercise of the option evidenced thereby.  Except with regard to Substitute Awards, the option exercise price per share shall not be less than the fair market value of a share of Common Stock on the date the option is granted.

(e)                                  Each Plan agreement with respect to a stock appreciation right award shall set forth the amount (the “appreciation base”) over which appreciation will be measured upon exercise of the stock appreciation right evidenced thereby.  The appreciation base per share of Common Stock subject to a stock appreciation right that is not a Substitute Award shall not be less than (i) in the case of an unrelated stock appreciation right, the fair market value of a share of Common Stock on the date the stock appreciation right is granted, or (ii) in the case of a related stock appreciation right, the higher of the fair market value of a share of Common Stock on the date the stock appreciation right is granted or the option exercise price per share of Common Stock subject to the related option.

(f)                                   Each Plan agreement with respect to a performance award, including an LTIP Unit award, shall set forth the maximum number of shares of Common Stock, cash or Units to which a grantee may be entitled upon fulfillment of all applicable conditions and the terms, if any, on which the award may be converted into or exchanged for shares of Common Stock or Units.

1.8                               Awards to Foreign Service Providers.

The Committee may, in its sole and absolute discretion, grant awards to service providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Partnership or the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements to promote achievement of the purposes of the Plan.  In connection therewith, the Committee may, in its sole and absolute discretion, establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other such action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

ARTICLE 2
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1                               Grants of Stock Options.

The Committee may, in its sole and absolute discretion, grant options to purchase shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole and absolute discretion determine, subject to the terms of the Plan; provided, however, that, other than with respect to Substitute Awards, the exercise price of any options shall not be less than fair market value of a share of Common Stock on the date of grant.

2.2                               Reserved.

2.3                               Grants of Stock Appreciation Rights.

(a)                                 Related Stock Appreciation Rights.  The Committee may, in its sole and absolute discretion, grant a related stock appreciation right in connection with all or any part of an option granted under the Plan, either at the time the related option is granted or any time thereafter prior to the exercise, termination or cancellation of such option, and subject to such terms and conditions as the Committee shall from time to time in its sole and absolute discretion determine, subject to the terms of the Plan.  The grantee of a related stock appreciation right shall, subject to the terms of the Plan and the applicable Plan agreement, have the right to surrender to the Partnership for cancellation all or a portion of the related option granted under the Plan, but only to the extent that such option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to such option or portion thereof (determined as of the date of exercise of such stock appreciation right), over (ii) the aggregate appreciation base (determined pursuant to Section 1.7(e)) of the shares of Common Stock subject to such stock appreciation right or portion thereof.

(b)                                 Unrelated Stock Appreciation Rights.  The Committee may, in its sole and absolute discretion, grant an unrelated stock appreciation right in such amount and subject to such terms and conditions, as the Committee shall from time to time in its sole and absolute discretion determine, subject to the terms of the Plan.  The grantee of an unrelated stock appreciation right shall, subject to the terms of the Plan and the applicable Plan agreement, have the right to surrender to the Partnership for cancellation all or a portion of such stock appreciation right, but only to the extent that such stock appreciation right is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to such stock appreciation right or portion thereof (determined as of the date of exercise of such stock appreciation right), over (ii) the aggregate appreciation base (determined pursuant to Section 1.7(e)) of the shares of Common Stock subject to such stock appreciation right or portion thereof.

(c)                                  Payment.  Payment due to the grantee upon exercise of a stock appreciation right shall be made in cash and/or in Common Stock (valued at the fair market value thereof as of the date of exercise) as determined by the Committee in its sole and absolute discretion and set forth in the underlying Plan agreement.

2.4                               Exercise of Related Stock Appreciation Right Reduces Shares Subject to Option.

Upon any exercise of a related stock appreciation right or any portion thereof, the number of shares of Common Stock subject to the related option shall be reduced by the number of shares of Common Stock in respect of which such stock appreciation right shall have been exercised.

2.5                               Exercisability of Options and Stock Appreciation Rights.

(a)                                 Exercisability.  Each Plan agreement shall set forth the period during which and the conditions subject to which the option or stock appreciation right evidenced thereby shall be exercisable, as determined by the Committee in its sole and absolute discretion; provided, however, that (i) subject to Section 5.16, no option or stock appreciation right shall be exercisable prior to the first anniversary of the date of grant and (ii) subject to Section 2.8, (x) no option or unrelated stock appreciation right shall be exercised later than ten years after its date of grant and (y) no related stock appreciation right shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option.

(b)                                 Exercise of Related Stock Appreciation Right.  Unless the applicable Plan agreement otherwise provides, a related stock appreciation right shall be exercisable at any time during the period that the related option may be exercised.

(c)                                  Partial Exercise Permitted.  Unless the applicable Plan agreement otherwise provides, an option or stock appreciation right granted under the Plan may be exercised from time to time as to all or part of the full number of shares as to which such option or stock appreciation right shall then be exercisable.

(d)                                 Notice of Exercise; Exercise Date.

(1)                                 An option or stock appreciation right shall be exercisable by the filing of a written notice of exercise with the Partnership, on such form and in such manner as the Committee shall in its sole and absolute discretion prescribe, and by payment in accordance with Section 2.6.

(2)                                 Unless the applicable Plan agreement otherwise provides or the Committee in its sole and absolute discretion otherwise determines, the date of exercise of an unrelated stock appreciation right shall be the date the Partnership receives such written notice of exercise.

(3)                                 For purposes of the Plan, the “option exercise date” shall be the date specified in the applicable Plan agreement.

2.6                               Payment of Option Price.

(a)                                 Tender Due Upon Notice of Exercise.  Any written notice of exercise of an option shall be accompanied by payment of the full purchase price for the shares being purchased, and the grantee shall have no right to receive shares of Common Stock with respect to an option exercise unless payment of the option exercise price is made.

(b)                                 Manner of Payment.  Payment of the option exercise price shall be made in any combination of the following:

(1)                                 by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee in its sole and absolute discretion);

(2)                                 with the consent of the Committee in its sole and absolute discretion, by personal check (subject to collection), which may in the Committee’s sole and absolute discretion be deemed conditional;

(3)                                 if and to the extent provided in the applicable Plan agreement, by delivery of previously acquired shares of Common Stock having a fair market value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby, provided that the Committee may, in its sole and absolute discretion, require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Exchange Act and does not require any Consent (as defined in Section 5.2);

(4)                                 with the consent of the Committee in its sole and absolute discretion, by the promissory note and agreement of the grantee providing for payment with interest on the unpaid balance accruing at a rate not less than that needed to avoid the imputation of income under Code section 7872 and upon such terms and conditions (including the security, if any, therefor) as the Committee may determine in its sole and absolute discretion; provided, however, no grantee who is subject to Section 402 of the Sarbanes-Oxley Act of 2002 (the “S-O Act”), or any successor provision thereto, may pay pursuant to this clause (iv);

(5)                                 by withholding of any portion of the shares of Common Stock that would otherwise be delivered upon exercise of the option;

(6)                                 unless otherwise determined by the Committee in its sole and absolute discretion, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the grantee’s direction at the time of exercise; or

(7)                                 by any other means which the Committee, in its sole and absolute discretion, determines to be consistent with the purposes of the Plan.

(c)                                  Issuance of Shares.  As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Section 5.2, deliver to the grantee one or more certificates for, or cause the records of the Company to reflect, the shares of Common Stock so purchased, which certificates or notation in the records of the Company may bear such legends as the Company may deem appropriate concerning restrictions on the disposition of the shares in accordance with applicable securities laws, rules and regulations or otherwise.

2.7                               Termination of Service.

For purposes of the Plan, “termination of service” means, in the case of an employee, the termination of the employment relationship between the employee and the Partnership and all Affiliates; and in the case of an individual who is not an employee, the termination of the service relationship between the individual and the Partnership and all Affiliates.  Subject to the other provisions of the Plan and unless the applicable Plan agreement otherwise provides:

(a)                                 General Rule.  All options and stock appreciation rights granted to a grantee shall terminate upon his termination of service for any reason (including death) except to the extent post-service exercise of the vested portion of an option or stock appreciation right is permitted in accordance with this Section 2.7 or the underlying Plan agreement.  The “vested portion” of any option or stock appreciation right shall mean the portion thereof which is exercisable immediately prior to the grantee’s termination of service for any reason.

(b)                                 Improper Activity.  All options and stock appreciation rights granted to a grantee shall terminate and expire as of the grantee’s termination of service for “cause” (as such term may be defined in the applicable Plan agreement), whether or not the grantee is a party to a written service contract.

(c)                                  Regular Termination; Leaves of Absence.  If the grantee’s service terminates for reasons other than as provided in subsection (b) or (d) of this Section 2.7, the portion of options and stock appreciation rights granted to such grantee which were exercisable immediately prior to such termination of service may be exercised until the earlier of (i) 30 days after his termination of service or (ii) the date on which such options and stock appreciation rights terminate or expire in accordance with the provisions of the Plan (other than this Section 2.7) and the Plan agreement; provided, that the Committee may in its sole discretion determine such other period for exercise in the case of an individual whose service terminates solely because the employer ceases to be an Affiliate or the grantee transfers employment with the Partnership’s consent to a purchaser of a business disposed of by the Partnership.  The Committee may in its sole discretion determine (i) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of service for purposes of the Plan, and (ii) the impact, if any, of any such leave on outstanding awards under the Plan.  The Committee shall not, however, have the discretion to grant any extension of an exercise or expiration period that would subject the grantee to gross income inclusion, interest, or additional tax pursuant to Code section 409A.

(d)                                 Death; Disability; Retirement.  If a grantee’s service terminates by reason of death, disability, or retirement at or after age 65, the portion of options and stock appreciation rights granted to such grantee which were exercisable immediately prior to such termination of service may be exercised until the earlier of (i) one year after his termination of service in the case of death or disability or three years after his termination of service by reason of retirement, or (ii) the date on which such options and stock appreciation rights terminate or expire in accordance with the Plan agreement.  For purposes of this Section 2.7, the term “disability” shall mean, with respect to any grantee, a “permanent and total disability” as defined in section 22(e)(3) of the Code.

2.8                               Special ISO Requirements.

In order for a grantee to receive special tax treatment with respect to stock acquired under an option intended to be an incentive stock option, the grantee of such option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such option, an employee of the Company or any of the Company’s parent or subsidiary corporations (within the meaning of Code section 424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Code section 424(a) applies.  The aggregate fair market value, determined as of the date an option is granted, of the Common Stock for which any grantee may be awarded incentive stock options which are first exercisable by the grantee during any calendar year under the Plan (and any other stock option plan to be taken into account under Code section 422(d)) shall not exceed $100,000.  If an option granted under the Plan is intended to be an incentive stock option, and if the grantee, at the time of grant, owns stock possessing 10% or more of the total combined voting power of all classes of stock of the grantee’s employer corporation or of its parent or subsidiary corporation, then (i) the option exercise price per share shall in no event be less than 110% of the fair market value of the Common Stock on the date of such grant and (ii) such option shall not be exercisable after the expiration of five years after the date such option is granted.  The total number of shares of Common Stock that may be issued under the Plan upon the exercise of incentive stock options shall not exceed 3,000,000 shares.

ARTICLE 3
AWARDS OTHER THAN STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

3.1                               Restricted Stock and Restricted Stock Unit Awards.

(a)                                 Grant of Awards.  The Committee may, in its sole and absolute discretion, grant restricted stock or restricted stock unit awards, alone or in tandem with other awards, under the

Plan in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole and absolute discretion determine.  The vesting of a restricted stock or restricted stock unit award granted under the Plan may be conditioned upon the completion of a specified period of service with the Partnership or any Affiliate, upon the attainment of specified Performance Goals within specified Performance Cycles, and/or upon such other criteria as the Committee may determine in its sole and absolute discretion; provided, however; that subject to Section 5.16, every award of restricted stock or restricted stock units must have a minimum period of service of twelve consecutive months.

(b)                                 Payment.  Each Plan agreement with respect to a restricted stock award shall set forth the amount (if any) to be paid by the grantee with respect to such award.  If a grantee makes any payment for an award of restricted stock or restricted stock units which does not vest, appropriate payment may be made to the grantee following the forfeiture of such award on such terms and conditions as the Committee may determine in its sole and absolute discretion.

(c)                                  Forfeiture Upon Termination of Service.  Unless the applicable Plan agreement otherwise provides or the Committee otherwise determines in its sole and absolute discretion, (i) if a grantee’s service terminates for any reason before all of his restricted stock or restricted stock unit awards have vested, such unvested awards shall terminate and expire upon such termination of service, and (ii) in the event any condition to the vesting of restricted stock or restricted stock unit awards is not satisfied within the period of time permitted therefor, the shares subject to such awards shall be returned to the Partnership.  If a grantee’s service terminates by reason of death or disability any unvested portion of a restricted stock or restricted stock unit award which has been earned as a result of the attainment of applicable Performance Goals shall be fully vested and earned as determined in accordance with the applicable award agreement upon the awardee’s date of death or disability.

(d)                                 Issuance of Shares of Restricted Stock.  The Committee may, in its sole and absolute discretion, provide that one or more certificates representing restricted stock awards shall be registered in the grantee’s name (or otherwise reflected in the records of the Company) and bear an appropriate legend specifying that such shares are not transferable and are subject to the terms and conditions of the Plan and the applicable Plan agreement, or that such certificate or certificates shall be held in escrow by the Partnership on behalf of the grantee until such shares vest or are forfeited, all on such terms and conditions as the Committee may determine in its sole and absolute discretion.  Unless the applicable Plan agreement otherwise provides, no share of restricted stock may be assigned, transferred, otherwise encumbered or disposed of by the grantee until such share has vested in accordance with the terms of such award.  Subject to the provisions of Section 5.3, as soon as practicable after any restricted stock award shall vest, the Partnership shall issue or reissue to the grantee (or to his designated beneficiary in the event of the grantee’s death) one or more certificates for the Common Stock represented by such restricted stock award (or otherwise cause such Common Stock to be reflected in the records of the Company) without such restricted legend.

(e)                                  Grantees’ Rights Regarding Restricted Stock.  Unless the applicable Plan agreement otherwise provides, (i) a grantee may vote and receive dividends on restricted stock awarded under the Plan, and (ii) any stock received as a dividend on, or in connection with a stock split of, a restricted stock award shall be subject to the same restrictions as such restricted stock.

(f)                                   Settlement of Vested Restricted Stock Unit Awards.  The Plan agreement relating to an award of restricted stock units shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee in its sole and absolute discretion, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award.  Prior to the settlement of an award of restricted stock units, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award, excluding the right to receive any dividend equivalents granted pursuant to this Section 3.2(f).

3.2                               Common Stock Awards.

Subject to the limitation set forth in Section 5.16, the Committee may, in its sole and absolute discretion, issue awards under the Plan, payable in Common Stock, including, but not limited to awards of Common Stock equal to dividends declared on Common Stock, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole and absolute discretion determine.  Such Common Stock awards under the Plan shall relate to a specified maximum number of shares granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

3.3                               Performance Awards.

(a)                                 Grant of Performance Award.  The Committee may, in its sole and absolute discretion, grant performance awards under the Plan that include the right to acquire shares of Common Stock, cash or Units exchangeable for Common Stock, along with the right to receive current or on a deferred or contingent basis dividends from the Company or distributions from the Partnership, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole and absolute discretion determine, subject to the terms of the Plan and the Partnership Agreement.  Subject to Section 5.16, any performance award which is based in whole or in part on the achievement of specified Performance Goals must relate to a Performance Cycle of not less than twelve consecutive months.

(b)                                 Terms.  Each performance award under the Plan shall relate to a specified maximum number of shares of Common Stock or Units and shall be exchangeable, in whole or in part, for shares of Common Stock on a one-for-one basis, or cash, as selected by the General Partner (or such other form of consideration as may be determined by the Committee in its sole and absolute discretion equivalent in value thereto) at the end of a specified Performance Cycle on such terms as may be established by the Committee in it sole and absolute discretion.  The number of such shares of Common Stock or Units or cash which may be deliverable pursuant to such performance award shall be based upon the degree of attainment of Performance Goals over a Performance Cycle as may be established by the Committee in its sole and absolute discretion.  The Committee may, in its sole and absolute discretion, provide for full or partial credit, prior to completion of such Performance Cycle or achievement of the degree of attainment of the Performance Goals specified in connection with such performance award, in the event of the participant’s death, disability, or such other circumstances, if applicable, as the Committee may determine in its sole and absolute discretion to be fair and equitable to the participant or in the interest of the Partnership and its Affiliates.

ARTICLE 4
GRANTS OF RESTRICTED STOCK TO ELIGIBLE DIRECTORS

4.1                               Grants to Eligible Directors.

Subject to Section 3.4, the Committee may, in its sole and absolute discretion, grant Eligible Directors of the Company awards under the Plan in accordance with this Article 4.  Grants under this Article 4 may be made on a discretionary basis from time to time or on a continuing basis upon the election or appointment of an Eligible Director as determined by the Committee in its sole and absolute discretion.

4.2                               Amount of Awards.

The Committee shall, in its sole and absolute discretion, determine the amount of each award, which may be made by a reference to the number of shares of Common Stock, a dollar amount to be divided by the fair market value of the Common Stock on the date of grant, a dollar amount to be divided by the average fair market value of the Common Stock over a period of time specified by the Committee or a dollar value.  The Committee may, in its sole and absolute discretion, grant additional awards to Eligible Directors serving on specified committees of the Board, acting as chairs of any such committee or acting as lead director or any other capacity relating to the Board.  The aggregate [value of cash compensation and] grant date fair market value of equity awards that may be [awarded or] granted during any fiscal year of the Company to any Eligible Director shall not exceed $[750,000](1).

4.3                               Terms of Awards.

(a)                                 Vesting.  Except as expressly provided otherwise in the Plan agreement [or with respect to cash awards], each award under this Article 4 shall fully vest on the first anniversary of the date of grant of such award.  Except as provided in Section 4.4, as provided otherwise in the Plan agreement or as otherwise determined by the Committee, if an Eligible Director’s service as a director terminates before all of his or her awards have vested, any unvested portion of an award shall terminate and expire upon such termination of service.  If an Eligible Director’s service terminates by reason of death or disability or after an Eligible Director has served a minimum of five annual terms as director of the Company, its predecessors or successors, any unvested portion of an award, may, upon determination of the Committee or the Board of Directors of the Company, become fully vested without completion of the minimum period of service requirement.

(1)  Applicable dollar limit to be discussed and consider whether to include a cash limit.

(b)                                 Grantee’s Rights.  A grantee may vote and receive dividends on restricted stock awards granted hereunder.  Any stock or other property paid as a dividend on, or in connection with a stock split of, a restricted stock award, shall be subject to the same restrictions that apply to such restricted stock award.

(c)                                  Issuance of Shares.  The transfer agent of the Common Stock shall create book entries evidencing the restricted stock awards established in the Eligible Director’s name which shall be subject to restrictions on transfer and the terms and conditions of the Plan.  No shares of Common Stock subject to an award granted under this Article 4 may be assigned, transferred, otherwise encumbered or disposed of by the grantee until such award has vested and only after the underlying shares of Common Stock have been released pursuant to Section 4.5 hereof.

4.4                               Change of Control.

The Plan agreement for an award under this Article 4 may provide that, in the event of a Change of Control prior to the date the award fully vests, the unvested portion of the award not previously vested shall become immediately vested and deferred pursuant to Section 4.5.

4.5                               Deferred Delivery; Reinvestment of Dividends.

Except as expressly provided otherwise in the Plan agreement, upon vesting, the delivery of the shares of Common Stock underlying any awards shall be deferred in accordance with the terms of the Director Deferred Compensation Plan until an Eligible Director’s service as a director of the Company terminates.  During the deferral period, all cash dividends payable with respect to such shares of Common Stock shall be reinvested in shares of Common Stock pursuant to terms of the Company’s dividend reinvestment plan as in effect from time to time and delivery of any such shares shall also be deferred pursuant to the Director Deferred Compensation Plan.

ARTICLE 5
MISCELLANEOUS

5.1                               Amendment of the Plan; Modification of Awards.

(a)                                 Plan Amendments.  The Partnership, by action of its General Partner, may, without approval of other partners in the Partnership, at any time and from time to time suspend, terminate or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights under any award theretofore made under the Plan without the consent of the grantee of such award.  Furthermore, the General Partner shall submit for stockholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 5.6) required to be submitted for stockholder approval by law, regulation or applicable stock exchange requirements or that otherwise would:  (i) increase the maximum number of shares of Common Stock that may be awarded in Section 1.5(a); (ii) extend the Termination Date (as defined in Section 5.13) of this Plan; (iii) change the class of persons eligible to be participants or (iv) modify the Eligible Director compensation limit set forth in Section 4.2.  Any Plan amendment shall be obtained in such a manner and to such a degree as is required by applicable law or regulation.

(b)                                 Award Modifications.  Subject to the consent of the grantee and the terms and conditions of the Plan (including Section 5.1(a)), the Committee may, in its sole and absolute discretion, amend outstanding Plan agreements with such grantee, including, without limitation, any amendment which would (i) accelerate the time or times at which an award may vest or become exercisable and/or (ii) extend the scheduled termination or expiration date of the award; provided, however, that the Committee shall not enter into any amendments of outstanding agreements that would subject the grantee to gross income inclusion, interest, or additional tax pursuant to Code section 409A.

5.2                               Restrictions.

(a)                                 Consent Requirements.  If the Committee shall at any time determine in its sole and absolute discretion that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the acquisition, issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.  Without limiting the generality of the foregoing, if (i) the Committee may make any payment under the Plan in cash, Common Stock or both, and (ii) the Committee determines that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent has been obtained.

(b)                                 Consent Defined.  The term “Consent” as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state or local law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Partnership or any Affiliate.

5.3                               Nontransferability.

Except as expressly authorized by the Committee in the Plan agreement, no award granted to any grantee under the Plan shall be assignable or transferable by the grantee other than by will or by the laws of descent and distribution and during the lifetime of the grantee, all rights with respect to any option or stock appreciation right granted to the grantee under the Plan shall be exercisable only by the grantee.

5.4                               Withholding Taxes.

(a)                                 Whenever under the Plan shares of Common Stock are to be delivered pursuant to an award, the Committee may require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.  Shares of Common Stock to be delivered or withheld may not have an aggregate fair market value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Committee, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and as is permitted under applicable Internal Revenue Service withholding rules).  Whenever cash is to be paid under the Plan (whether upon the exercise of stock appreciation right or otherwise), the Partnership may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any shares of Common Stock under the Plan.

(b)                                 Without limiting the generality of the foregoing, a grantee may elect to satisfy all or part of the foregoing withholding requirements:

(1)                                 by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee in its sole and absolute discretion);

(2)                                 with the consent of the Committee in its sole and absolute discretion, by personal check (subject to collection), which may in the Committee’s sole and absolute discretion be deemed conditional;

(3)                                 by delivery of unrestricted shares of Common Stock owned by the grantee having a fair market value (determined as of the date of such delivery by the grantee) equal to all or part of the amount to be so withheld, provided that (i) the Committee may require, as a condition of accepting any such delivery, the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Exchange Act, and (ii) the Committee may permit any such delivery to be made by withholding shares of Common Stock from the shares otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised) having a fair market value (determined as of the date of such exercise);

(4)                                 with the consent of the Committee in its sole and absolute discretion, by the promissory note and agreement of the grantee providing for payment with interest on the unpaid balance accruing at a rate not less than that needed to avoid the imputation of income under Code section 7872 and upon such terms and conditions (including the security, if any, therefor) as the Committee may determine in its sole and absolute discretion; provided, however, no grantee who is subject to Section 402 of the S-O Act, or any successor provision thereto, may pay pursuant to this clause (4);

(5)                                 in the case of an option, unless otherwise determined by the Committee in its sole and absolute discretion, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the grantee’s direction at the time of exercise; or

(6)                                 by any other means which the Committee, in its sole and absolute discretion, determines to be consistent with the purposes of the Plan.

5.5                               Adjustments Upon Changes in Capitalization.

If and to the extent specified by the Committee, (i) the number of shares of Common Stock which may be issued pursuant to awards under the Plan, (ii) the number of shares of Common Stock subject to awards, (iii) the option exercise price and appreciation base of options and stock appreciation rights theretofore granted under the Plan, and (iv) the amount payable by a grantee in respect of an award, in each case, shall be appropriately adjusted (as the Committee may determine in its sole and absolute discretion) for any change in (x) the number of issued shares of Common Stock or outstanding Units resulting from the subdivision or combination of shares of Common Stock or Units or other capital adjustments, or (y) the payment of a stock dividend or Partnership distribution in the form of additional Units after the effective date of the Plan, or (z) other change in such shares of Common Stock or Units effected without receipt of consideration.  Notwithstanding the foregoing, any awards covering fractional shares of Common Stock or Units resulting from any such adjustment shall be eliminated, and each incentive stock option granted under the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an “incentive stock option” within the meaning of Code section 422.  Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

5.6                               Right of Discharge Reserved.

Nothing in the Plan or in any Plan agreement shall confer upon any person the right to continue in the service of the Partnership or any Affiliate or affect any right which the Partnership or any Affiliate may have to terminate the service of such person.

5.7                               No Rights as a Stockholder.

No grantee or other person shall have any of the rights of a stockholder of the Company with respect to shares subject to an award until the issuance of a stock certificate to him (or a notation relating to such issuance is otherwise made in the records of the Company) for such shares.  Except as otherwise provided in Section 5.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.  In the case of a grantee of an award which has not yet vested, the grantee shall have the rights of a stockholder of the Company if and only to the extent provided in the applicable Plan agreement.

5.8                               Nature of Payments.

(a)                                 Any and all awards or payments hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Partnership or its Affiliates by the grantee.

(b)                                 No such awards and payments shall, unless otherwise determined by the Committee or set forth in the express terms of the applicable benefit plan or agreement, be taken into account in computing the grantee’s salary or compensation for the purposes of determining any benefits under (i) any pension, retirement, life insurance or other benefit plan of the Partnership or any Affiliate or (ii) any agreement between the Partnership or any Affiliate and the grantee.

(c)                                  By accepting an award under the Plan, the grantee shall thereby waive any claim to continued exercise or vesting of an award or to damages or severance entitlement related to non-continuation of the award beyond the period provided herein or in the applicable Plan agreement, notwithstanding any contrary provision in any written contract with the grantee, whether any such contract is executed before or after the grant date of the award.

5.9                               Non-Uniform Determinations.

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated).  Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, (c) the exercise by the Committee of its discretion in respect of the exercise of any awards pursuant to the terms of the Plan, and (d) the treatment of leaves of absence pursuant to Section 2.7(c).

5.10                        Other Payments or Awards.

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Partnership, any Affiliate or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

5.11                        Change of Control.

(a)                                 Subject to the terms of the applicable Plan agreement, in the event a Change of Control occurs and, within 24 months following the date of the Change of Control, (i) a grantee experiences an involuntary termination of employment other than for “cause” (as such term may be defined in the applicable Plan agreement) such that he is no longer in the employ or service of the Company or an Affiliate or (ii) a grantee who is an “executive officer” (within the meaning of Section 16 of the Exchange Act) voluntarily resigns from his employment with the Company or an Affiliate for “good reason” or “constructive discharge” (or similar termination of employment, in each case as such term may be defined in the applicable Plan agreement) (each of the events described in (i) and (ii), a “Termination of Service”):

(1)                                 all options and stock appreciation rights shall immediately vest and become exercisable on the date of such Termination of Service and shall remain exercisable in accordance with the terms of the applicable Plan agreement until the earlier of (A) one year after such Termination of Service or (B) the expiration of the term of such option or stock appreciation right; and

(2)                                 the restrictions and time-based vesting conditions with respect to all awards shall immediately expire or vest on the date of such Termination of Service and, in the case of performance-based vesting conditions, the Performance Goals shall be deemed to have been achieved as provided in the applicable Plan agreement, but in no event at a level higher than (i) actual achievement of Performance Goals during the applicable Performance Cycle, whether in full or on a prorated basis, or (ii) prorated “target” level achievement of Performance Goals, and such awards shall in each case be settled pursuant to the terms of the applicable Plan agreement.

(b)                                 Subject to the terms of the applicable Plan agreement, in the event a Change of Control occurs and outstanding awards are (i) impaired in value or rights, as determined solely in the discretionary judgment of the Committee (as constituted prior to the Change of Control), (ii) not continued or assumed by a successor entity or an affiliate thereof, or (iii) not replaced with an award or grant that, solely in the discretionary judgment of the Committee (as constituted prior to the Change of Control), preserves the existing value of the outstanding awards at the time of the Change of Control:

(1)                                 all options and stock appreciation rights shall immediately vest on the date of such Change of Control and become exercisable in accordance with the terms of the applicable Plan agreement;

(2)                                 the restrictions and time-based vesting conditions with respect to all awards shall immediately expire or vest on the date of such Change of Control and, in the case of performance-based vesting conditions, the Performance Goals shall be deemed to have been achieved as provided in the applicable Plan agreement, but in no event at a level higher than (i) actual achievement of Performance Goals during the applicable Performance Cycle, whether in full or on a prorated basis, or (ii) prorated “target” level achievement of Performance Goals, and such awards shall in each case be settled pursuant to the terms of the applicable Plan agreement; and

(3)                                 the Committee, as constituted prior to the Change of Control, may in its sole and absolute discretion require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment in an amount equal to (A) in the case of an option or a stock appreciation right, the aggregate number of shares of Common Stock then subject to the portion of such option or stock appreciation right surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the fair market value of a share of Common Stock as of the date of the Change of Control, over the purchase price or base price per share of Common Stock subject to such option or stock appreciation right, and (B) in the case of any award other than a stock option or stock appreciation right, the number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Goals applicable to such award have been satisfied or are deemed satisfied in accordance with Section 5.11(b)(2), whether or not vested, multiplied by the fair market value of a share of Common Stock as of the date of the Change of Control; (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change of Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.

(c)                                  The Committee (as constituted prior to the Change of Control) shall have the sole and absolute authority and discretion to decide any questions concerning the application, interpretation or scope of any of the terms and conditions of any award or participation under the Plan in connection with a Change of Control, and their decisions shall be binding and conclusive upon all interested parties.

(d)                                 For purposes of this Plan, a “Change of Control” means:

(1)                                 Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its subsidiaries, or the estate of Melvin Simon, Herbert Simon or David Simon (the “Simons”), or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; provided that for purposes of determining the “beneficial ownership” (as such term is defined in Rule 13d-3 under the Exchange Act) of any “group” of which the Simons or any of their affiliates or associates is a member (each such entity or individual, a “Related Party”), there shall not be attributed to the beneficial ownership of such group any shares beneficially owned by any Related Party;

(2)                                 Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(3)                                 The consummation of a reorganization, merger or consolidation in which the Company and/or the Partnership is a party, or of the sale or other disposition of all or substantially all of the assets of the Company and/or the Partnership (any such reorganization, merger, consolidation or sale or other disposition of assets being referred to as a “Business Combination”), in each case unless, following such Business Combination, (A) more than 60% of the combined voting power of the then outstanding voting securities of the surviving or acquiring corporation resulting from the Business Combination entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding voting securities immediately prior to such Business Combination in substantially the same proportions as their beneficial ownership, immediately prior to such Business Combination, of the Company’s outstanding voting securities, (B) no person (excluding the Company, the Simons, any employee benefit plan or related trust of the Company or such surviving or acquiring corporation resulting from the Business Combination and any person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Company’s outstanding voting securities) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of the surviving or acquiring corporation resulting from the Business Combination entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the surviving or acquiring corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Business Combination; or

(4)                                 Approval by the stockholders of a complete liquidation or dissolution of the Company and/or the Partnership.

5.12                        Section Headings.

The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

5.13                        Effective Date and Duration of the Plan.

(a)                                 The Plan shall become effective as of May 8, 2019 (the date of the Company’s annual stockholder meeting in 2019), except for provisions of the Plan which specifically refer to later effective dates.  At the time this Plan becomes effective, none of the shares of Common Stock available for future grant under the Prior Plan shall be available for grant under the Prior Plan or this Plan.

(b)                                 The Plan shall remain in effect until all Shares subject to it shall be distributed, all awards have expired or terminated, the Plan is terminated pursuant to Section 5.1(a), or the ten- year anniversary of the effective date, whichever occurs first (the “Termination Date”); provided, however, no incentive stock options may be granted after the ten-year anniversary of Board approval of the Plan.  Awards made before the Termination Date will continue to be outstanding in accordance with their terms unless limited in the applicable Plan agreement.

5.14                        Governing Law.

THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

5.15                        Repricing of Options.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization,

reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended without stockholder approval (i) to reduce the exercise price of outstanding options or stock appreciation rights, (ii) to cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price or appreciation base that is less than the exercise price or appreciation base of the original options or stock appreciation rights or (iii) to cancel outstanding options or stock appreciation rights in exchange for cash or other awards if the exercise price of such option or the appreciation base of such stock appreciation right exceeds the fair market value of a share of Common Stock on the date of such cancellation.

5.16                        Exception to Certain Limitations

Notwithstanding the limitations contained in the proviso to the first sentence of Section 2.5(a), the second sentence of Section 3.1(a) and the last sentence of Section 3.3(a) concerning minimum exercisability and vesting periods, minimum periods of service for vesting or minimum periods for Performance Cycles, (i) options, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance awards may be granted with vesting periods that are less than the periods specified in the provisions identified above and (ii) awards of Common Stock may be granted pursuant to Section 3.2, as long as the aggregate number of shares subject to such awards described in clauses (i) and (ii) does not exceed five percent of the maximum number of shares set forth in Section 1.5(a).  This Section 5.16 shall not restrict the right of the Committee to accelerate or continue the vesting or exercisability of any award pursuant to Section 5.1(b) upon a termination of employment or as otherwise determined by the Committee.

5.17                        Code Section 409A.

(a)                                 If as of the date his employment terminates, a grantee is a “key employee” within the meaning of Code section 416(i), without regard to paragraph 416(i)(5) thereof, and if the Company has stock that is publicly traded on an established securities market or otherwise, any deferred compensation payments otherwise payable under this Plan because of his termination of service (for reasons other than death or disability) will be suspended until, and will be paid to the grantee on, the first day of the seventh month following the month in which the grantee’s last day of employment occurs.  For purposes of this Plan, “deferred compensation” means compensation provided under a nonqualified deferred compensation plan as defined in, and subject to, Code section 409A.

(b)                                 The Plan and any Plan agreements shall be interpreted and applied in a manner consistent with the applicable standards for nonqualified deferred compensation plans established by Code section 409A and its interpretive regulations and other regulatory guidance.  To the extent that any terms of the Plan or a Plan agreement would subject the grantee to gross income inclusion, interest, or additional tax pursuant to Code section 409A, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy, the applicable Code section 409A standards.

5.18                        Rule 16b-3.

It is intended that the Plan and all awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and awards to comply with Rule 16b-3 promulgated under the Exchange Act Rule.  If any provision of the Plan or of any award would otherwise frustrate or conflict with the intent expressed in this Section 5.18, that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict.  To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to grantees subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

5.19                        Forfeiture and Compensation Recovery.

Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to the Company’s Executive Compensation Clawback Policy, as in effect on the date hereof and as may be amended, and any other compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law.  Any Plan agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy required to be adopted to comply with applicable law or regulation.